Exhibit 10.4

Certain confidential portions of this exhibit have been omitted and replaced with "[***]" pursuant to Regulation S-K, Item 601(b)(10). Such identified information has been excluded from this exhibit because it is (i) not material and (ii) the type of information that the registrant treats as private or confidential.

# CERIDIAN

## 2022 Sales Incentive Compensation Plan

**Country:** Global
**Market Segment:** Global Sales
**Territory/Vertical:** Global Sales
**Position Title:** Chief Revenue Officer
**Employee:** Subramanian, Rocky
**Manager:** Turner, Leagh

**2022 Plan Year**

| | |
|---|---|
| **Quota Type:** | *Rollup* |
| **Annual Target Incentive (at 100% achievement of goals)** | $262,500 |
| **Individual Plan Effective Date:** | *1/1/2022* |

## Quota Targets

| | Annual Quota |
|---|---|
| **Sales Dayforce Per Employee Per Month (PEPM ACV) Quota** | [***] |

## Target Incentive by Component

| | Annual Incentive | % of Total |
|---|---|---|
| **Dayforce Per Employee Per Month (PEPM ACV)** | $262,500 | 100% |
| **Total Incentive Compensation** | $262,500 | |

## Incentive Compensation Plan Components

**PEPM Attainment Component**

**Payout Frequency:**

Annual

**Quota Criteria:**

Sales PEPM ACV including Dayforce PEPM SaaS, Dayforce PEPM Managed, ICP PEPM, Powerpay recurring, MHR recurring, Fulfillment Services, Clocks Software Subscriptions, and Education recurring.

**Payout Determinations:**

The employee will receive the Target Incentive Multipliers shown below based on quota achievement during the year. Failure to satisfy the Threshold Incentive Component Results described will result in no payout for that component of the plan. The Quota Attainment Incentive Multiplier is determined based on the cumulative annual attainment achieved in the final Quota Attainment Range and will be paid based on the Target Incentive payout range below. Achievement between tiers will be determined on a straight-line basis (i.e., linearly interpolated).

| PEPM Quota Attainment Range | Target Incentive Payout % |
|---|---|
| 95% | 70.0% |
| 100% | 100.0% |
| 105% | 150.0% |
| 110% | 200.0% |

Note: All quotas and Target Incentives are in USD and will be converted to local currency for commission payment. Business deals closed prior to 2022, Incentive will be paid in accordance with the provisions of the 2021 Global Sales Policy, 2021 Terms and Conditions and your 2021 SIP. Spiffs are not included as part of the Sales Incentive Plan AND rather ARE SEPARATE incentivized plans which may be offered/amended/retracted in Ceridian's sole discretion. The actual Incentive payout is subject to the Global Sales Policy, your individual SIP and the applicable Terms and Conditions and will be communicated via an Incentive Plan Statement.